                                                                      EXHIBIT 21
                          Subsidiaries of the Company


                                                                              Doing Business
Subsidiary                             State of Incorporation            under the Following Names
----------                             ----------------------            -------------------------

Sign Builders of
    America, Inc.                            Delaware                  Sign Builders of America, Inc.

Diamond Tech One, Inc.                       Delaware                  Diamond Tech One, Inc

SDI Acquisition Corp.                        Texas                     SDI Acquisition Corp.

Plasmatron Coatings and                                                Plasmatron Coatings and
     Systems, Inc.                           Pennsylvania                   Systems, Inc.

Field Emission Picture
     Element Technology, Inc.                Delaware                  FEPET, Inc.

Electronic Billboard                                                   Electronic Billboard
     Technology, Inc.                        Delaware                       Technology, Inc.


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